SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549




FORM 8-K


CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  February 17, 1999




                 CONECTIV
(Exact Name of Registrant as Specified in Charter)



        ____Delaware                  1-13895             51-0377417

(State or Other Jurisdiction         (Commission         (IRS Employer
 of Incorporation)                    File Number)	   Identification
 No.)



800 King Street, P.O. Box 231, Wilmington, Delaware         19899
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's Telephone Number, Including Area Code       302-429-3114



                                             None

(Former Name or Former Address, if Changed Since Last Report)





Item 5.     Other Events

            As previously noted in the Company's Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998, the Company is in a transition caused by electric utility restructuring in New Jersey, Delaware, Maryland and elsewhere in the region. On February 9, 1999, the Governor of New Jersey signed into law the "Electric Discount and Energy Competition Act" (the Act). The Act provides for retail choice of electricity suppliers; deregulation of electric rates and other services, such as metering and billing; separation of competitive and regulated services; unbundling of rates for electric service;
and licensing of electricity and gas suppliers. August 1, 1999 is the latest date for each electric utility to implement retail choice of electricity suppliers for all of its customers.

             The Act requires each electric utility to reduce its rates by at least 5% at the start of retail choice and by a total of 10% within 36 months of the start of choice. If the New Jersey Board of Public Utilities (NJBPU) determines that a rate decrease of more than 10% is warranted, a "just and reasonable" financial test is applied. The mandated rate reductions must be sustained through the end of the 48th month after choice begins. The Act requires that the rate reductions be measured against the rates in effect on April 30, 1997.

              In connection with the deregulation of electric rates, the Act authorizes the NJBPU to permit electric utilities the opportunity to recover the eligible amount of their stranded costs through a non-bypassable market transition charge, as long as the rate reductions are achieved. The NJBPU will determine the utility's stranded costs eligible for recovery. The NJBPU-determined eligible stranded costs will be subject to periodic recalculation over the recovery period. The Act generally limits the period for recovery of stranded costs to 8 years. However, the recovery period for stranded costs associated with purchased power contracts may be extended to the remainder of the relevant contract terms. The NJBPU may also extend the recovery period to allow for the opportunity to fully recover the eligible stranded cost amount while meeting the rate reductions mandated by the Act. In addition, the Act would allow for the issuance of transition bonds to finance portions of a utility's stranded costs, as determined to be appropriate by the NJBPU.

               The Act makes the current incumbent utility as the provider of "default service" or Basic Generation Service (BGS) for a period of at least 3 years. Future NJBPU proceedings will be held to determine if the provision of BGS should be made competitive. The Act also grants the NJBPU authority to require an electric utility to either functionally separate its regulated business functions from its competitive electric generation service or its electric power generator functions, or to divest to an unaffiliated company all or a portion of its electric generation assets and operations. Such mandated divestiture will require a finding by the NJBPU that such action was necessary to address problems such as market power and/or competitiveness.



               The Act is effective immediately, and provides authority to the NJBPU, retroactive to April 1, 1997, with respect to such matters as the holding of hearings, the issuance of orders and the establishment of various standards in connection with deregulation. As previously reported by the Company, Atlantic City Electric Company (ACE), as directed by the NJBPU, has participated in unbundling and stranded cost proceedings before the Office of Administrative Law, and in separate proceedings before the NJBPU with respect to various restructuring issues, beginning with ACE's deregulation filings submitted in July 1997.

               The NJBPU has announced its intention to settle all restructuring-related issues affecting ACE by the end of April 1999. Depending on the outcome, these settlement efforts or other procedures under the Act and the application of the Act by the NJBPU to ACE, including NJBPU decisions on the rate reductions mandated by the Act, could have a material adverse effect upon the financial results and operations of the Company and ACE.








                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Conectiv
                                                 (Registrant)



Date:	February 17, 1998                      /s/ L.M. Walters
                                                 Treasurer